Exhibit (e)(3)

                           HARRIS INSIGHT FUNDS TRUST

                               3200 Horizon Drive

                            King of Prussia, PA 19406

                                September 9, 2002

PFPC Distributors, Inc.
3200 Horizon Drive
King of Prussia, PA 19406

To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Investment Management, Inc. ("HIM") and the Trust dated April 28, 2000; the Distribution Agreement (the "Distribution Agreement") between PFPC Distributors, Inc. ("PFPC-DI") and the Trust dated March 16, 2001; the Administration Agreement between Harris Trust and Savings Bank ("Harris") and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Services Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Services Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. ("PNC") and the Trust dated February 18, 1999.

         This writing is to provide notice of the addition of a new series under the Trust: Harris Insight High Yield Bond Fund (the "New Portfolio"). The New Portfolio is to be considered a Fund under the Distribution Agreement, and shall be subject to the terms set forth under such Agreement unless otherwise provided herein. PFPC-DI shall be compensated for services rendered under the Distribution Agreement as is consistent with such Agreement and the related arrangements that may be entered into with respect to the Trust.

         The Trust requests that you act in the capacity of Distributor with respect to the New Portfolio while continuing to act as Distributor with respect to the Funds named in the Distribution Agreement.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.


                                                Sincerely,

                                                Harris Insight Funds Trust

                                                /s/ Peter P. Capaccio
                                                ------------------------
                                                    Peter P. Capaccio
                                                        President

PFPC Distributors, Inc.

Accepted:   /s/ Lisa M. Colon
            --------------------------------
      By:       Lisa M. Colon
      Title:    Vice President


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                                    EXHIBIT A

         This Exhibit A, dated as of September 9, 2002, is Exhibit A to the Distribution Agreement dated March 16, 2001 between Harris Insight Funds Trust and PFPC Distributors, Inc.

                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                       Harris Insight High Yield Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                 Harris Insight Large-Cap Aggressive Growth Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Technology Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund


                                              HARRIS INSIGHT FUNDS TRUST

                                              By: /s/ Peter P. Capaccio
                                                 ----------------------
                                                      Peter P. Capaccio
                                                         President

                                              PFPC DISTRIBUTORS, INC.

                                              By:  /s/ Lisa M. Colon
                                                   ----------------------
                                                       Lisa M. Colon
                                              Title:   Vice President